Exhibit No. 99.2
ARMSTRONG WORLD INDUSTRIES, INC.
ARMSTRONG CORPORATE GOVERNANCE PRINCIPLES
These principles are reviewed by the Board of Directors from time to time. We value structures and processes that have proven to be effective in promoting good corporate governance and performance.
Article I. Board of Director Responsibilities
The Board of Directors derives its authority from the corporate law of the Commonwealth of Pennsylvania, the Company’s Articles of Incorporation and its Bylaws. The board acts in the best interest of the Company. The board’s basic duties are to select the Chief Executive Officer and President, advise the CEO on selection of other senior management, act as an advisor to management, and monitor and evaluate management’s performance. Management is charged with conducting the Company’s business.
The board is the ultimate decision-making body of the Company, except with respect to matters reserved or recommended to the shareholders. The business and affairs of the Company are conducted under the board’s authority and supervision. Management must review major actions and strategies with the board prior to implementation.
The Board of Directors is responsible for:
•	Identifying qualified candidates and filling vacancies on the board.
•	Recommending candidates to the stockholders for election to the board.
•	Selecting, monitoring, evaluating, compensating and, if necessary, replacing the Chief Executive Officer, and ensuring that meaningful and effective management development and succession plans are maintained.
•	Overseeing compliance with laws and that the ethical culture of the Company is maintained.
•	Ensuring that major risks are appraised and assessing the Company’s risk management and control procedures.
•	Reviewing and approving management’s strategic and business plans and monitoring performance.

•	Reviewing and approving financial plans, objectives, and actions such as significant equity investments and capital expenditures.
•	Approving the Company’s dividend policy and declaring dividends.
•	Assessing its own effectiveness.
Article II. Director Service and Qualifications
It is the policy of the board that it be composed of a majority of independent, nonemployee directors. The number of directors is set as prescribed in the Company’s Bylaws. Generally the number is between seven and twelve. A board of this size helps promote effective discussion and decision making, while providing a sufficient number of independent directors to serve on its three standing committees, as required by SEC and stock exchange standards.
Subject to the provisions of the Bylaws, the Nominating and Governance Committee (“Governance Committee”) reviews the eligibility and qualifications of director candidates for election and reelection, and recommends candidates to the board to nominate for election by the shareholders or to directly elect to fill vacancies.
Essential qualifications for all Armstrong directors are:
•	Integrity,

•	Independence from conflicts that would compromise their business judgment,

•	Knowledge or experience relevant to the Company’s business,

•	Diligence in fulfilling his/her director responsibilities, and

•	Ability to be effective in working with other directors and management.
The Governance Committee also establishes specific qualifications for particular openings on the board, based upon the needs of the board and its committees.
The board as a whole is constituted to be strong in its collective knowledge of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance, and global markets.
While the Company does not have a formal diversity policy with respect to director nominations, it believes a board comprised of individuals with diverse attributes and backgrounds enhances the quality of the board’s deliberations and decisions. The board has an expansive view of diversity, going beyond the traditional concepts of race, gender and national origin. The board believes the diversity of viewpoints, educational backgrounds, and differences of professional experiences and expertise represented on our board evidences diversity in many respects. This diversity, coupled with the personal and professional ethics, integrity and values of all of our directors, provides the board with a breadth of experience with which to guide the Company through thoughtful and sound business judgment.
Candidates are sought through search processes to identify qualified prospective directors with a broad range of relevant backgrounds and experience. Candidates are interviewed by the Governance Committee, the Chairman, and such other board members as may be appropriate. Invitations for a position on the board are extended by the Chair of the Governance Committee, after discussion with the Chairman of the Board and other members of the board. The Governance Committee also ascertains the willingness and ability of incumbent directors to serve another term.
A nonemployee director shall notify the board, and offer to submit his or her resignation from the board, if there is a substantial change in the director’s business, employment or professional position or title. Any director who is an employee of the Company shall submit his or her resignation from the board upon retirement, resignation or termination of employment. The board may accept or reject any such resignation in its discretion after consultation with the Governance Committee.

The board does not have term limits or a mandatory retirement age. Unsatisfactory performance by a director is dealt with directly, through the board’s self-evaluation process. This provides a direct means to strengthen the board and avoids needlessly pushing out experienced and qualified directors.
Article III. Director Independence from Conflicting Interests
Board members keep themselves free of conflicts of interest, and avoid situations that give the appearance of conflicts. For purposes of evaluating the independence of directors, the board considers the circumstances of each person. To be considered “independent”, a director must meet the qualifications established by the Company’s principal stock market and satisfy the minimum requirement of director independence of Rule 10A-3(b)(1) under the Securities and Exchange Act of 1934, as amended. Notwithstanding, the board may not consider persons in the following circumstances as independent due to the strong potential for conflict:
•	A person who has been an officer or employee of the Company within the past five years, with the exception of a director who has formerly served as an interim CEO.
•	A person with a material personal or business relationship with Armstrong apart from their directorship.
•	An individual who consults with, is retained by, or receives anything of substantial value from Armstrong aside from compensation as a director, other than compensation received in connection with a director having served as an interim CEO.
•	A person who has an immediate family member or significant business interest with a material personal or business relationship with the Company.
•	An executive of another company where the Armstrong Chairman, Chief Executive Officer, or other senior manager serves on the board.
The board’s members serve in various other capacities with a host of other organizations. All material commercial, personal and charitable relationships of a director with outside organizations are candidly disclosed to the full board. It is the board’s intent that Armstrong engage in no material commercial relationship with those organizations nor direct charitable donations to them beyond what the Company would do on behalf of employees or as part of normal business practices. For this purpose, payments and donations by the nonprofit Armstrong Foundation shall also be considered.
Each “related party transaction” as defined under SEC Regulation SK, Item 404, is approved by a board committee comprised of independent directors who have no connection with the transaction. These include transactions by the Company or any subsidiary with any director, director nominee, executive officer, greater than 5% shareholder, or family member of any of the foregoing, and transactions with businesses affiliated with any director or director nominee as specified in SEC Regulation SK Item 404.
The chair of the committee responsible for approval of related party transactions approves all such transactions involving sums less than the disclosure threshold set in Item 404. The material details of such matters are disclosed to the committee at its next regular meeting.
Any waiver of the Company’s Code of Business Conduct, particularly its conflicts-of-interest provisions, that is proposed to apply to any director or executive officer must be reviewed in advance by the same committee, which is responsible for making a recommendation to the Board of Directors for approval or disapproval. The board’s decision is disclosed publicly in compliance with the standards of the law and the rules of the Company’s principal stock exchange.

Article IV. Director Access to Management and Operations
Directors are offered opportunities to meet and discuss issues with members of management. The Chairman arranges for senior managers to meet with directors in connection with board meetings, and establishes other means of communication between those parties satisfactory to the board. Directors can also meet with senior managers otherwise if desired.
The Governance Committee recommends practices concerning director visits to Company plants and other facilities to promote the board’s knowledge of Company managers and operations. The Committee encourages visits to Company operations, noting that coordination through the Corporate Secretary’s office is desirable.
Article V. Other Directorships
Directors limit their directorships of other public companies in order to provide sufficient time for informed participation in their board responsibilities. Directors with full-time employment limit themselves to two other corporate boards; other directors limit themselves to four others. The Governance Committee is notified of the intention of directors and the Chief Executive Officer and other senior managers to serve on another board, and the Governance Committee reviews the possibility for conflicts of interest or time constraints.
Article VI. Director Access to Outside Advisors
The board and its committees (consistent with the provisions of their respective charters) may retain outside advisors as they determine necessary to carry out their respective responsibilities. Appropriate budgets are provided for such purposes, and the Company is obliged to compensate such advisors on terms as the board or a committee may establish, notwithstanding any such budget.
Article VII. Director Compensation and Stock Ownership Requirement
Director compensation is set by the board. The amount and form of compensation are consistent with appropriate standards as well as the responsibilities and time commitments of the board and its committees. The Governance Committee periodically reviews director compensation and recommends appropriate changes in its amount and form. Directors who are Company officers receive no additional compensation for service as directors.
To help align board and shareholder interests, each director must acquire and hold until six months after he or she leaves the board, shares of Company stock equal in value to the annual director’s retainer fee for three years. Once the share ownership requirement is reached, no additional stock acquisition is required. Board compensation is structured consistent with this policy. Until the stock ownership requirement is met, a significant portion of directors’ annual compensation is provided as equity. This requirement is waived as to directors designated by shareholders who, while not holding shares individually, nevertheless have an equity interest in common stock of the Company by virtue of their position with the shareholder.
Article VIII. Board Approval of Compensation, Benefits and Transactions
Directors have a duty of candor to each other as well as to shareholders concerning compensation and benefits from, as well as transactions with, the Company. The failure to disclose such matters to the board and obtain its proper authorization can undermine confidence in a director and create compliance issues for the board and the Company.
Directors may not solicit or accept any other form of compensation or prerequisites, or engage in any transaction with the Company or any member of management or their families, except pursuant to a resolution, plan or program expressly approved by vote of the board. In general, directors’ fees are the only compensatory fees a director may receive from the Company, and no outside director may be paid as a consultant or legal, financial or other advisor, regardless of amount.

Directors are also mindful of the appearance of, and potential for conflict in, transactions, services and employment involving their family members or business connections on one side, and the Company or management on the other. Care is taken to comply with applicable laws and standards and to provide candid disclosure to the board, as well as to avoid creating actual conflicting interests.
Commercial decisions and charitable contributions are weighed so as to not improperly influence directors or create an appearance that would suggest such an influence.
Article IX. Director Orientation and Education
Director orientation and education is promoted to maintain directors’ knowledge relevant to the business and their responsibilities. A formal orientation program is required for new directors on governance, business operations, financial condition, management and other important subjects. Continuing education is annually made available by the Company to incumbent directors, and directors are encouraged to also take advantage of outside education opportunities.
Article X. Management Succession
The board annually reviews human resource plans for senior management succession, and the Chairman and CEO also provides recommendations regarding succession. The board establishes policies and plans for senior management succession and emergency replacement. In this connection, the board annually evaluates the performance of the Chairman and CEO.
Article XI. Board Performance Evaluation
The board and each standing committee annually evaluates their effectiveness through discussions following a confidential survey of individual directors. The process includes a periodic peer review of individual director effectiveness, which is discussed on a confidential basis with each director by the Lead Director or the Chairman of the Board. The Governance Committee reviews this information and recommends appropriate changes to the board.
The Governance Committee coordinates this evaluation process. The qualifications and performance of all board members are reviewed in connection with re-nomination.
Article XII. Meetings of the Board, Committees and Shareholders
The board operates upon a predetermined schedule of a minimum of five regular board meetings per year, adding special meetings as needed. Board meetings are generally scheduled in conjunction with the Company’s annual meeting of shareholders, and board members are expected to attend the shareholders’ meeting. Committee meetings are normally held in conjunction with board meetings.
Executive sessions or meetings of outside directors without management present are held at each board meeting. If any outside directors should not be considered independent, then those individuals excuse themselves from such meetings at least twice a year.
The Chairman and Secretary propose the agenda for board meetings with the understanding that certain items pertinent to the functions of the board be brought to it periodically for review and/or decision. Agenda items that fall under the responsibilities of a board committee are reviewed with the chair of that committee. Any member of the board may request that an item be included on the agenda.
The frequency, length, and agenda of meetings of committees are determined by the chair of the respective committee. Sufficient time to consider the agenda items is provided. The Chairman of the Board and committee chairs are responsible for conducting meetings in a fashion that encourages informed, meaningful, and probing deliberations. Presentations are concise and focused, and they include adequate time for discussion and decision-making.

Board materials related to agenda items are provided sufficiently in advance of meetings (generally five days before) to allow directors to prepare for discussion. Generally, board meetings are preceded by meetings and reporting by committees. Directors may request additional information from senior managers.
Directors are expected to attend all board, committee and annual shareholder meetings. The decisions by the board and its committees are recorded in the minutes of their meetings.
To safeguard the integrity of corporate minutes:
(1)	The minutes of each meeting of the board and of each committee are presented to and approved by the board and the relevant committee, respectively, customarily at its next regular meeting. Minutes are filed and retained by the Secretary in official minute books and stored electronically in a designated database with limited access prescribed by the Secretary.

(2)	No changes, deletions or additions to approved minutes or attachments are permitted without express approval of the board, duly noted in its minutes.

(3)	The Secretary or Assistant Secretary provides to the Company’s independent auditor a copy of all board minutes at least annually, and certifies to the auditor the accuracy and completeness of such materials provided. Upon request, the Secretary or Assistant Secretary also makes available to the auditor certified copies of any or all committee minutes.
Article XIII. Board Committees
The members, charters, and responsibilities of each committee are determined by the board from time to time. The standing committees of the board are the Nominating and Governance Committee, the Management Development and Compensation Committee, and the Audit Committee. The board may establish such additional committees from time to time as it determines necessary or appropriate.
Each standing committee is comprised of at least 3 independent directors who meet applicable qualifications for service. Each standing committee has a written charter setting out its purpose, duties and other matters, and each special committee has clearly defined responsibilities and authority. Committees meet on a scheduled basis and at the call of the committee chair. All committees report on their activities to the board.
Committee eligibility follows legal and regulatory requirements, and the standing committees consist of only independent directors who meet applicable eligibility criteria. Directors are appointed to committees and committee chairs are selected by the board upon the recommendation of the Governance Committee with advice of the Chairman of the Board. Appropriate opportunities for rotation of directors among committees are considered and effected where prudent, based on a matching of individual skills with committee responsibilities.
Article XIV. The Chairman of the Board
The positions of Chairman of the Board and Chief Executive Officer may be held by the same person or may be held by different persons.
Article XV. Lead Director
In its discretion, the board appoints a Lead Director from among the nonemployee directors and ascribes to this position such duties as it determines are appropriate. The Lead Director serves at the pleasure of the board. The Lead Director chairs discussions in executive sessions of the board, communicates with the Chief Executive Officer regarding discussions during executive sessions of the board, is available to assist in the board and committee evaluation processes, and assists the Chairman with evaluations of individual directors. (See Article XI herein.)

Article XVI. Communications with Shareholders and Others
The board values shareholder opinions, and the Company maintains communication avenues to provide appropriate and effective communications. The Chief Executive Officer is responsible for maintaining communications with and disclosure to the Company’s shareholders, customers, employees, communities, suppliers, governments, media, and others. The directors see that management discloses information fairly, fully, timely, and accurately, and that the Company maintains such two-way communication channels.
It is the Company’s policy that management speaks for the Company. This does not preclude directors from meeting with shareholders, but those are exceptions, are authorized by the Governance Committee, and generally a member of management also attends such meetings.
Interested parties wishing to make concerns known to non-management directors may direct their communications to the care of the Corporate Secretary or Director of Compliance, who forward them to directors specified by the parties. Employees and others are provided means to contact the board with concerns about questionable conduct or possible financial or accounting improprieties.
Article XVII. Shareholder Voting Rights; Confidential Voting
Shareholders rights to vote on matters, including equity compensation plans, as required by law or stock exchange rules, are observed. However, abuses such as “over voting” and borrowing shares solely for voting purposes are at odds with the principles of shareholder democracy and are opposed.
All proxies, ballots and voting tabulations that identify how shareholders voted are kept confidential. To implement this policy, the Company engages independent vote tabulators and independent judges of election, who are not employees of the Company. This policy does not apply (i) when disclosure is mandated by law or is necessary in connection with a claim involving the Company, (ii) when disclosure is expressly requested or permitted by a shareholder, or (iii) during the course of a contested proxy solicitation. Shareholder comments on proxy cards and ballots are conveyed to the Company in a manner that protects the confidentiality of the vote.
Article XVIII. Shareholder Rights Plan
Under Article Sixth, Section H (iv) of its Articles of Incorporation, the Company is required to obtain the approval of its major shareholder if it wishes to adopt or maintain a shareholder rights plan. However, the board is sensitive to concerns about the potential for shareholder rights plans (also known as “poison pills”) to be used to serve management interests adverse to shareholder and Company interests. The board believes its independence and diligence would protect against such mis-use if it should ever adopt a rights plan. Moreover, the board believes shareholder rights plans help curb abusive tactics, help the board to negotiate better and appropriate terms for shareholders, and generally are an important and valuable tool for the board to use to protect the interests of shareholders when dealing with potential business combinations.
(As amended August 5, 2010)